POWER OF ATTORNEY
       Know all by these present that the undersigned hereby constitutes and appoints each of Kevin J. O'Connor, Mark G. Thompson, Ariel R. David, and William Langston, signing individually, as the undersigned's true and lawful attorney-in-fact to:
1. If needed, prepare and execute, in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission ("SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any rule or regulation of the SEC;
2. Execute, for and on behalf of the undersigned, Forms 3, 4, and 5 (and any replacement form or successor to such forms, as may be established by the SEC from time to time) required to be filed by the undersigned in accordance with
Section 16(a) of the Exchange Act, and file the same with the SEC;
3. Execute, for and on behalf of the undersigned, any Form 144 (and any replacement form or successor to such form, as may be established by the SEC from time to time) required to be filed by the undersigned in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and file the same with the SEC;
4. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any of the documents referred in paragraphs (1) through (3) above, complete and execute any amendments thereto and timely file such form with the SEC and any stock exchange or similar authority; and
5. Take any action of any type whatsoever in connection with the foregoing (including but not limited to the execution of any written representations required on behalf of the undersigned to confirm compliance with Rule 144) which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Carrier Global Corporation (the "Company") assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act, Rule 144 under the Securities Act or any other provision of the securities laws.
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any of the documents referred to above with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of November, 2020.


________________________________
Patrick Goris



________________________________
/s/ Patrick Goris